Exhibit 10.49
ANHYDROUS
AMMONIA SALES AGREEMENT

THIS ANHYDROUS AMMONIA SALES AGREEMENT (this "Agreement") is entered into on this    3rd    day of December, 2008, and made effective January 1, 2009 (the "Effective Date"), between KOCH NITROGEN INTERNATIONAL SÀRL, a Switzerland corporation, with a branch office located at Grand Cayman, Cayman Islands, B.W.I. (hereinafter "Seller") and EL DORADO CHEMICAL COMPANY, an Oklahoma corporation, with principal offices at 16 S. Pennsylvania, Oklahoma City, Oklahoma 73107 (hereinafter "Buyer"). Seller and Buyer are sometimes collectively referred to herein as the "Parties" and individually referred to herein as a "Party".

WITNESSETH:

WHEREAS, as specified in this Agreement, Buyer and Seller desire to enter into an anhydrous ammonia sales agreement under which Seller agrees to supply to Buyer, and Buyer agrees to purchase from Seller, 100% of its Product Requirements (as defined below) and
WHEREAS, Seller's intent is to supply Buyer's Product Requirements primarily by pipeline deliveries and supply Buyer's Railcar Product Requirements (as defined below) either by railcar or pipeline.

NOW THEREFORE, in consideration of the mutual promises herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I.           DEFINITIONS

Whenever used in this Agreement, the following terms shall have the following respective meanings:

A.	"Adder" shall have the same meaning assigned to that term in Article VI, Section B.

B.	"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with such Person.

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

For purposes of this definition, the term "control" (including the correlative terms "controlled by" and "under the common control of"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

C.	"Ammonia Pipeline" shall mean the anhydrous ammonia pipeline currently owned by NuStar Pipeline Operating Partnership, L.P.

D.	"Ammonia Pipeline Tariff" means the Ammonia Pipeline's current tariff for interstate movement of anhydrous ammonia, as amended from time to time.

E.	"Ammonia Pipeline Transportation Charge" shall have the same meaning assigned to that term in Article VI, Section C.

F.	"Buyer Facility" shall mean Buyer's chemical production facility located at El Dorado, Arkansas, as presently configured.

G.
" *****" shall mean the                               *****                       per metric ton of the weekly price range published under the heading "Ammonia Price Indications, Delivered prices, US Gulf/Tampa, - Tampa" in Fertecon Ammonia Report ("Fertecon") and (ii) the *****      per metric ton of the weekly price range published under the heading "Ammonia c+f Tampa" in the FMB Weekly Fertilizer Report ("FMB") for the week Product is delivered by pipeline to Buyer or shipped by railcar to Buyer. For example, if Product is delivered to Buyer by the Ammonia Pipeline during the week from Monday, December 15, 2003 through Sunday, December 21, 2003, the   *****   published in the December 18, 2003 issue of Fertecon and the December 18, 2003 issue of FMB shall apply. The Parties acknowledge that currently, both Fertecon and FMB publish a price range for Tampa/US Gulf prices and a Tampa only price. The Tampa only price, as set forth above, shall be used to calculate the             *****            . If either publication or the price contained in such publication that is necessary to calculate the          *****            is not published far a particular week for any reason, then the publication or price,

*****  INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

as applicable, from the previous week shall be used to calculate the *****. Examples of how ***** is calculated are set forth on Exhibit 1.

H.
"Delivery Point" shall mean: (i) for pipeline deliveries, the discharge side of the Ammonia Pipeline's Product meter located at Buyer's Facility, or (ii) for rail or truck deliveries, the point at Buyer's Facility where the truck or rail cars enter Buyer's Facility, or (iii) an alternate delivery point along the Ammonia Pipeline; provided that Buyer gives Seller at least forty-five (45) days written notice prior to the date it wishes to begin delivery at such alternate delivery point.

I.	"KNC Facility" shall mean any of the anhydrous ammonia production facilities owned by Seller’s affiliate, Koch Nitrogen Company.

J.
"KNC Terminal" shall mean Koch Nitrogen Company’s anhydrous ammonia terminal at Taft, Louisiana, capable of receiving ammonia by vessels, loading and shipping ammonia in a barge, and re-injecting ammonia into the Ammonia Pipeline.

K.	"Month" shall mean a calendar month.

L.	"Performance Assurance" means collateral in the form of either cash, letter(s) of credit, or other security acceptable to Seller in its sole discretion.

M.
"Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, unincorporated organization, business, syndicate, sole proprietorship, association, organization, other entity or governmental body.

N.	"Price" shall be described in Article VI, Section A hereof.

O.	"Product" shall mean commercial anhydrous ammonia provided hereunder having the following specifications:

Ammonia (NH3) Content:                      99.5% minimum, by weight %

Water:                                                      0.2% minimum to 0.5% maximum, by weight %

*****  INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

Oil:                                                           5 ppm maximum, by weight

P.
"Product Requirements" shall mean total Product purchased by Buyer for Buyer's account for further processing at Buyer's Facility, as adjusted to accommodate Buyer's Railcar Product Requirements. Currently, the Product Requirements during a calendar year at Buyer's Facility are approximately 165,000 to 175,000 short tons, which includes approximately 45,000 short tons currently used by Buyer to manufacture finished product on behalf of Orica USA Inc., but is exclusive of any tolling arrangements by Buyer with third parties. Product Requirements shall not include approximately 45,000 additional short tons of anhydrous ammonia annually, for production of finished product for Orica USA Inc. The 45,000 additional short tons referenced above shall be excluded from the Product Requirements during the Term of this Agreement, unless Buyer requests and Seller elects, at Seller's sole option, to include such quantity in the Product Requirements. Provided that Buyer has given Seller at least sixty (60) days prior written notice, Product Requirements shall not include Product supplied to Buyer's Facility which shall be produced by Buyer or an Affiliate of Buyer and physically delivered to Buyer's Facility.

Q.	"Seller" shall mean Seller.

R.	"short ton" shall mean 2,000 pounds.

S.	"Taxes" shall have the same meaning assigned to that term in Article IX hereof.

T.
"Total Credit Exposure" shall mean the sum of the (i) outstanding invoice(s) for Product delivered from Seller to Buyer, (ii) the estimated invoice for Product delivered to Buyer but not yet invoiced by Seller, and (iii) the estimated invoice amount for Product that shall be delivered from Seller to Buyer until the payment due date of the oldest outstanding invoice, less the amount of any Performance Assurance.

II.           TERM

A.	Term. The term of this Agreement (the "Term") shall commence at 12:01 a.m. central time on January 1, 2009 and shall terminate at 11:59 p.m. on December 31, 2010,

("OriginalTermination Date") unless otherwise terminated earlier in accordance with this Agreement or extended pursuant to Section B below.

B.
Renewal. At the Original Termination Date, this Agreement may be extended for a one (1) year period (commencing on January 1st and ending on December 31st) upon the written agreement of both Seller and Buyer made no later than November 1st of the then current year. Notwithstanding the foregoing, neither Party shall be obligated to renew this Agreement.

III.           QUANTITY

A.
Quantity. During the Term, Buyer shall purchase from Seller one hundred percent (100%) of its Product Requirements for Buyer's Facility. However, in the event Buyer installs railcar unloading capabilities at Buyer's Facility, then Buyer shall have the option to purchase up to twelve percent (12%) of Buyer's Product Requirements during a calendar year from a third party ("Railcar Product Requirements"); provided, such Railcar Product Requirements must be delivered to Buyer's Facility by railcar; and provided further, Buyer gives Seller the right of first refusal to match any bona fide third party railcar delivered price. Buyer shall provide Seller with a written copy of such third party offer. In the event Seller determines to meet the price for any Railcar Product Requirements to Buyer's Facility within two (2) business days after its receipt of a written copy of the third party offer, Seller shall have the option to deliver the Railcar Product Requirements to Buyer's Facility either by railcar or pipeline. In addition, if Buyer installs railcar unloading capabilities at Buyer's Facility, then Seller may request, from time to time, that Buyer take delivery of a specified quantity of Buyer's Product Requirements by railcar, instead of delivery by pipeline, during each calendar year; provided Seller gives Buyer thirty (30) days written notice that Seller wants to deliver Product by railcar. Buyer shall make reasonable commercial efforts to accommodate Seller's request as stated above; however, it shall be Buyer's option to grant such request.

B.	No Resale. Buyer shall use the Product delivered to Buyer for processing at Buyer's Facility only, and shall not resell, transfer, exchange, or otherwise assign Product without first obtaining the prior written consent of Seller, which consent may be granted or withheld by Seller in its sole discretion.

C.
Measurement. The quantity of Product delivered hereunder to Buyer by the Ammonia Pipeline shall be governed by the weights and measures taken by meters owned by the Ammonia Pipeline at the Delivery Point pursuant to the Ammonia Pipeline Tariff. For truck or rail deliveries, the quantity of Product delivered to Buyer shall be governed by the weights and measures taken as the trucks or rail cars are loaded at the KNC Facility, KNC Terminal, alternative Seller supply sources, or at an alternative third party supply source and as stated on the bill of lading. The foregoing measurements of said quantities shall be final and conclusive, unless proven to be in error.

IV.           QUALITY

All Product delivered hereunder shall conform to the specifications set forth in Article I, Section O. All claims by Buyer that any Product delivered hereunder does not conform to the specifications set forth in Article I, Section O, shall be made in writing and sent within thirty (30) days after Seller's delivery of such Product to the Delivery Point. Failure to give written notice of such claim within the specified time shall constitute an unqualified acceptance of the Product and a waiver by Buyer of all claims with respect thereto.

V.     WARRANTIES

A.
As its exclusive warranties, Seller warrants to Buyer that, at the Delivery Point: (i) the Product shall conform to the specifications specifically set forth in Article I, Section O and (ii) title to the Product shall be free from any security interest, lien, or encumbrance. EXCEPT AS SPECIFICALLY SET FORTH IN THE PRECEDING SENTENCE, (I) BUYER ACKNOWLEDGES AND AGREES THAT KOCH NITROGEN, AND ITS RESPECTIVE AFFILIATES HAVE NOT MADE, DO NOT MAKE, AND EXPRESSLY DISCLAIM ANY WARRANTIES, REPRESENTATIONS, COVENANTS, OR GUARANTEES, EITHER EXPRESS OR IMPLIED, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, AS TO THE MERCHANTABILITY, QUANTITY, CONDITION, OR QUALITY OF THE PRODUCT OR ITS SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE AND (II) THE PRODUCT IS SOLD "AS IS".

B.
Seller's liability, and Buyer's exclusive remedy, for any cause of action arising out of or related to the breach of the warranty above, is, at Buyer's option, limited to (i) replacement of the non-conforming Product at the Delivery Point or (ii) a refund to Buyer of the portion of the Price allocable to such non conforming Product. IN NO EVENT WILL SELLER'S CUMULATIVE LIABILITY UNDER THE AGREEMENT EXCEED THE TOTAL SALES PRICE OF THE PRODUCT OR THE COST OF SUBSTITUTE PRODUCT, WHETHER ARISING UNDER WARRANTY, GUARANTEE, CONTRACT, NEGLIGENCE, STRICT LIABILITY, INDEMNIFICATION, FAILURE OF ESSENTIAL PURPOSE OR ANY OTHER CAUSE OR COMBINATION OF CAUSES WHATSOEVER. WITHOUT LIMITATION ON THE FOREGOING, UNDER NO CIRCUMSTANCES SHALL EITHER KOCH NITROGEN OR BUYER BE LIABLE OR HAVE ANY RESPONSIBILITY TO THE OTHER OR ANY OTHER THIRD PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST EARNINGS, LOST PROFITS, OR BUSINESS INTERRUPTION.

VI.     PRICE

A.	Price. Except as set forth below, for each short ton of Product sold to Buyer hereunder, Seller shall charge, and Buyer shall pay to Seller, the following Price:

Price per short ton = *****.

However, in the event Seller agrees to sell any of Buyer's Railcar Product Requirements as set forth in Article III, Section A, then the Price- for each short ton of Product sold to Buyer as Railcar Product Requirements shall be as determined in accordance with Article III, Section A and documented in writing between the Parties. The Price shall be determined on a  *****  basis.

B.
Adder. Adder shall equal   *****     per short ton.  However, if the Ammonia Pipeline Transportation Charge is modified as set forth in Section VI C. of this Agreement, the Parties agree to modify the Adder as set forth in Section VI C.

C.
Ammonia Pipeline Transportation Charge. The Ammonia Pipeline Transportation Charge per short ton shall be a flat rate of ***** per short ton from Taft, Louisiana or Sterlington, Louisiana to the Delivery Point for pipeline deliveries.  In the event the   ****            is increased above                              *****                        , then the Ammonia Pipeline Transportation Charge for both injection points shall be changed to the revised Ammonia Pipeline Tariff rate as published for       *****     .  Notwithstanding the foregoing, starting January 1, 2009, for the first increase of the Ammonia Pipeline Transportation Charge in each calendar year of the Term, Seller will, up to a maximum of          *****          per short ton, decrease the amount of the Adder per short ton by an amount equal to *****. For any other increases of the Ammonia Pipeline Charge in the same calendar year, the Adder shall not be changed.

*****  INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

D.
Market Publications and Prices. If either (a) Fertecon or FMB or (b) the price contained in such publication that is necessary to calculate the             *****              is not published for three (3) consecutive weeks, then Seller and Buyer shall meet in person, negotiate, and agree on a substitute publication or price, as applicable, within thirty (30) days of such event. During such thirty (30) day period, the publication or price that is published, as applicable, shall solely be used to calculate the Price hereunder. For example, if FMB was not published for three (3) consecutive weeks in March 2005, then Fertecon would solely be used to calculate the *****.

E.
Demurrage. Railcars shall be allowed ten (10) days of free time from the earlier of constructive or actual placement of the railcar at Buyer's Facility until being released by Buyer to the railroad. In the event Buyer is unable to obtain actual placement of railcars within a reasonable period of time after constructive placement due to issues beyond Buyer's control, then Seller shall adjust the free time allowed provided Buyer has notified Seller of this delay within three (3) business days of the delay. Any excess time shall be billed at $50.00 per car per day.

VII.           CREDIT, SECURITY AND PAYMENT TERMS

A.
If Seller provides Buyer a line of credit to facilitate purchases under this Agreement, such credit line may be amended, decreased or terminated at any time at the sole discretion of Koch by providing notice to Buyer.  Upon written notice of Seller’s election to decrease or terminate Buyer’s credit line, Buyer may terminate this Agreement.  Buyer’s failure to give written notice to Koch of the termination of this Agreement within thirty (30) days from the date of such notice shall constitute an unqualified acceptance of such reduction or termination and a waiver by Buyer of the right to terminate this Agreement  In addition to any other rights or remedies to which Seller may be entitled at law or in equity, in the event that Seller determines, in its sole discretion, that (a) the creditworthiness or future performance of Buyer is impaired or unsatisfactory, Seller may (i) immediately suspend deliveries of all Product; (ii) require prepayment by wire transfer at least two (2) business days prior to a scheduled shipment of Product; or (iii) require Performance Assurance at least three (3) business days prior to a scheduled shipment of Product.

*****  INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

B.
Seller shall prepare and fax to Buyer a weekly invoice by Tuesday of every week during the Month in an amount equal to the Price per short ton based on the previous Friday's Price multiplied by the short tons delivered to Buyer during the period from the previous Monday through Sunday based on the meter reading at the Delivery Point provided by Buyer to Seller every Monday. In the event, Seller agrees to sell to Buyer any of Buyer's Railcar Product Requirements as set forth in Article III, Section A, then Seller shall prepare and fax to Buyer a weekly invoice by Tuesday of such week, in an amount equal to the Price per short ton as determined in accordance with Article VI, Section A multiplied by the short tons shipped by Seller to Buyer during the period from the previous Monday through Sunday based an the bill of lading quantity for such railcar shipments during the week. In the event Seller supplies to Buyer both Product Requirements and Railcar Product Requirements during any given week, then Seller shall prepare and fax Buyer two (2) separate invoices. Any Product returned to Seller in a railcar shall be deemed abandoned by Buyer and Buyer shall not receive any credit, payment, or other consideration for any abandoned Product, unless Buyer has provided written notification to Seller that Product in excess of three (3) short tons may remain in the railcar due to operational issues at Buyer's Facility.

C.
Twenty-one (21) days after the invoice date, Buyer shall pay the full amount of each invoice by wire transfer of immediately available funds to such account as Seller designates in writing. If the payment due date is a Saturday, Sunday, or holiday where banks are authorized to be closed, Buyer shall make such payment on the business day next succeeding such due date. Interest shall be charged on all past due amounts owed by Buyer hereunder at an interest rate equal to the lesser of 12% per annum and the maximum rate permitted by law, from the payment due date until paid in full (the "Default Rate"). Buyer agrees to accept as originals facsimile copies of invoices from Seller.

D.
For invoices prepared and faxed to Buyer by Seller, Buyer shall wire transfer funds to Seller’s designated bank account in London as designated on Seller’s invoice. The current wiring instructions for payment to Seller are as follows:

Koch Nitrogen International Sàrl
JP Morgan Chase London
Account #25090201 USD
SWIFT: CHASGB2L

VIII.                      DELIVERY

A.
Notices. No later than the 1st calendar day of the Month immediately prior to the Month of delivery of Product, Buyer shall notify Seller in writing of the amount of short tons and method of delivery that Buyer wishes to receive for such Month of delivery. Buyer shall promptly notify Seller in writing of any known or anticipated changes that will not permit Buyer to receive the monthly quantity of Product.

B.
Title and Risk of Loss. Seller shall deliver the Product hereunder to Buyer at the Delivery Point. Title and risk of loss of Product shall pass from Seller to Buyer and delivery shall occur when the Product passes the Delivery Point. Prior to delivery and transfer of title and risk of loss of the Product to Buyer, Seller agrees to be responsible for any damages or injury arising in connection with the Product. At and after delivery and transfer of title and risk of loss of the Product to Buyer, Buyer agrees to be responsible for any damages or injury arising in connection with the Product.

C.	Shipper of Record. Koch Nitrogen Company shall ship Product for Seller on the Ammonia Pipeline to Buyer at Buyer’s Facility and Koch Nitrogen Company will be the shipper of record.

IX.           TAXES

Buyer shall pay all material taxes, assessments, duties, fees, levies, penalties, licenses or charges imposed by any government authority ("Taxes") which may now or hereafter be imposed on or with respect to the Product at or after title and risk of loss passes to Buyer. If Seller is required to remit or pay Taxes that are Buyer's responsibility hereunder, Buyer shall reimburse Seller for such Taxes within ten (10) days of receipt of written notice hereunder. As the Buyer is assessed Taxes, both Parties agree to mutually work together to mitigate any assessment.

X.           FORCE MAJEURE

A.
Neither Seller nor Buyer shall be liable for any failure or delay in performance under this Agreement (except for the obligation to make money payments due hereunder for Product already purchased) due to a Force Majeure event. A "Force Majeure" event shall mean any event which may be due in whole or in part to any contingency, delay, failure, cause or other occurrence of any nature beyond a Party's reasonable control, which (i) physically prevents Seller from transporting or delivering the Product to or from the (a) KNC Terminal or (b) the Ammonia Pipeline, or (ii) which physically prevents Buyer from receiving or using Product at Buyer's Facility. Examples of Force Majeure events shall include, but not be limited to, the following: (a) physical events such as acts of God, disease, plague, landslides, lightning, earthquakes, fires, storms such as hurricanes or tornados, or explosions; (b) acts of others such as terrorist attacks, riots, sabotage, insurrections or wars; (c) breakage or accident to critical machinery or critical equipment; and (d) material allocation or material curtailment of natural gas or electricity, in either case under (c) or (d), rendering a Party incapable of satisfying its obligations under this Agreement (except for the obligation to make money payments due hereunder for Product already purchased) for more than fifteen (15) consecutive days or twenty (20) days in any thirty (30) day period.

B.
The term "Force Majeure" shall not include (i) an event caused by a Party's sole negligence or willful misconduct; (ii) Seller's ability to sell, or Buyer's ability to purchase from a third party, Product at a price more advantageous than the Price; (iii) Buyer's loss of markets for products produced at Buyer's Facility; (iv) shutdown of KNC's Terminal or Buyer's Facility for reasons other than a Force Majeure event; and (v) routine or scheduled maintenance at KNC's Terminal or Buyer's Facility.

C.
If a Force Majeure event occurs, the declaring Party may exercise its right under this Article X by giving timely notice thereof to the other Party setting forth with reasonable particularity the nature of the Force Majeure event. The declaring Party shall only be excused from performance hereunder during the duration of, and only to the extent of, the Force Majeure event. Under no circumstance shall (i) Seller be obligated to cure any deficiencies in deliveries of Product caused by Force Majeure or (ii) Buyer be obligated to cure any deficiencies in Product purchased caused by Force Majeure. Further, neither Seller nor Buyer (except as set forth in Article X, Section D below) shall be obligated to take any action which would result in increasing such Party's performance costs under this Agreement beyond the costs which it would have incurred in the absence of such Force Majeure event. The declaring Party shall give the other Party prompt notice of when the Force Majeure event ends.

D.
Notwithstanding any other provision of this Agreement, if the Ammonia Pipeline is interrupted or curtailed due to a Force Majeure event which prevents or delays Seller from making all or a portion of the required deliveries of Product hereunder, Seller shall use commercially reasonable efforts to arrange, at Buyer's cost and expense, rail or trucking transportation service from an alternative supply source to Buyer's Facility. Ammonia Pipeline allocation shall not constitute a Force Majeure event; provided, however, that a mechanical breakdown or any interruption of the Ammonia Pipeline may constitute a Force Majeure event. For the duration of the Force Majeure event, if (i) Seller's deliveries of Product to Buyer are impeded due to a Force Majeure event, or

(ii) the Ammonia Pipeline is allocated or curtailed, Seller shall have the right to apportion deliveries on a pro-rata basis (based up Seller's sales commitments or contracts) among Buyer, Seller's present and future customers (including regular customers not then under contract), and Seller or its Affiliates. Notwithstanding any other provision of this Agreement, Seller shall not be required to (a) cause ammonia production at the KNC Facility to resume or (b) to purchase Product from a third party, in either case, to remove a Force Majeure event.

XI.           DEFAULT AND REMEDIES

A.
Defaults by Buyer. Upon the occurrence of any of the following events: (i) Seller shall not have received any payment due from Buyer hereunder by the date such payment is due under this Agreement, and such failure shall remain uncured for a period of two (2) business days after written notice thereof, (ii) the failure of Buyer to perform any other obligation in this Agreement and such failure is not excused or cured within five (5) business days after written notice thereof; (iii) the occurrence of a Bankruptcy Event with respect to Buyer or its Affiliates; or (iv) the failure by any Performance Assurance provider of Buyer to perform any obligation of such Performance Assurance provider under any document executed and delivered in connection herewith, and such failure shall remain uncured for a period of three (3) business days after written notice thereof; then Seller, in its sole discretion and without prior notice to Buyer, may do any one or more of the following: (a) suspend performance under the Agreement; (b) terminate the Agreement, whereby any and all obligations of Buyer, including payments due, will, at the option of Seller, become immediately due and payable; and/or (c) Set-off against any amount that Seller owes to Buyer under this Agreement. If Seller suspends performance and withholds delivery of the Product as permitted above, it may sell the Product to a third party and deduct from the proceeds of such sale the purchase price and all reasonable costs resulting from Buyer's default as identified above, including, without limitation, all costs associated with the transportation, storage, and sale of the Product. The foregoing rights, which shall include, but not be limited to, specific performance, shall be cumulative and alternative and in addition to any other rights or remedies to which Seller may be entitled at law or in equity. In addition, Seller shall be entitled to recover from Buyer all court costs, attorneys' fees and expenses incurred by Seller in connection with Buyer's default, and interest on past due amounts at the Default Rate. "Set-off" means set-off, offset, combination of accounts, netting of dollar amounts of monetary obligations, right of retention or withholding or similar right to which Seller is entitled (whether arising under this Agreement, applicable law, or in equity) that is exercised by Seller. "Bankruptcy Event" means the occurrence of any of the following events with respect to a Person: (i) filing of a petition or otherwise commencing, authorizing or acquiescing in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or if any such petition is filed or commenced against it; (ii) making of an assignment or any general arrangement for the benefit of creditors; (iii) having a bankruptcy petition filed against it and such petition is not withdrawn or dismissed within sixty (60) days after such filing; (iv) otherwise becoming bankrupt or insolvent (however evidenced); (v) having a liquidator, administrator, custodian, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets; or (vi) being generally unable to pay its debts as they fall due.

B.
Defaults by Seller. Upon the occurrence of any of the following events: (i) the failure of Seller to perform any obligation in this Agreement and such failure is not excused or cured within ten (10) days after written notice thereof, provided, however, that Seller shall have an additional ten (10) day period (commencing immediately upon the expiration of the initial ten (10) day period) to cure such failure if Seller commences curative action within such ten (10) day period and proceeds diligently and in good faith thereafter to cure such failure until completion or (ii) a Bankruptcy Event with respect to Seller, then Buyer, in its sole discretion and without limitation, may terminate this Agreement, and Buyer's remedies shall be cumulative and alternative and in addition to any other rights or remedies to which Buyer may be entitled at law or in equity. Subject to Article V, Section C, if Buyer is the prevailing party in any action, litigation, or lawsuit against Seller for its default hereunder, Buyer shall be entitled to recover from Seller all court costs, attorneys' fees and expenses incurred by Buyer in connection with Seller's default hereunder, and interest on past due amounts at the Default Rate. In addition to the foregoing, if. (i) Seller fails to perform a material obligation in this Agreement and (ii) Buyer notifies it in writing of such failure, then only while such failure remains uncured, Buyer may purchase Product from another Person and Buyer's Product Requirements shall be reduced by the amount of Product Buyer purchased from such other Person.

XII.           RIGHTS NOT WAIVED

The waiver by either Party of any default of this Agreement by another Party shall not be deemed to be a waiver of any successive or other default of this Agreement. Each and every right, power and remedy may be excused from time to time and so often and in such order as may be deemed expedient by the Party, and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter, any other right, power or remedy.

Xlll.           NOTICES

Any notices, requests or other communications required or permitted by any provision of this Agreement shall be in writing and shall be deemed delivered if delivered by hand, facsimile, national overnight courier service, or mailed by U.S. Postal Service, postage prepaid, by registered or certified mail, as follows:

If to Seller:

Koch Nitrogen International Sàrl
P.O. Box 31359 KY1-1206
Grand Cayman, Cayman Islands, B.W.I.
Attention: Walker Hess, Managing Director
Fax: (345) 946-9325

With copy to Koch Nitrogen Company:

Koch Nitrogen Company
4111 East 37th Street North
Wichita, Kansas 67220
Attention:  Dion Mick
Director Industrial Ammonia Sales & Product Planning
Fax: (316) 828-4084

If to Buyer:

El Dorado Chemical Company
16 S. Pennsylvania
Oklahoma City, Oklahoma 73107
Attention: Tony M. Shelby
Fax: (405) 236-5067

With copy to:

El Dorado Chemical Company
16 5. Pennsylvania
Oklahoma City, Oklahoma 73107
Attn: David Shear, General Counsel
Fax: (405)236-1209

Any Party may change the address to which notices are given by mailing written notice thereof to the other Party as provided above.

XIV.            ASSIGNMENT

No Party shall assign or delegate, or permit by assignment or delegation, by operation of law or otherwise, any of its rights and obligations under this Agreement to any Person without first obtaining the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned, delayed or denied. Notwithstanding the foregoing, each Party shall be allowed to assign this Agreement to an Affiliate upon providing written notice to the other Parties, provided no such transfer shall operate to relieve the transferring Party of its obligations hereunder. Any assignment or delegation, or attempted assignment or delegation, in violation of this Article XIV shall be null and void, shall be considered a material breach of this Agreement, and shall permit the other Parties, in addition to any other rights which it may hereunder or at law or in equity, to terminate this Agreement and exercise any remedies available to the non-breaching Party hereunder or at law or in equity.

XV.           ENTIRE AGREEMENT; AMENDMENT

This greement shall supersede all prior negotiations, discussions, and dealings concerning the subject matter hereof, and shall constitute the entire agreement between Seller and Buyer concerning the subject matter hereof. No Party shall claim any amendment, modification or release of any provisions hereof unless the same is in writing and such writing: (i) specifically refers to this Agreement; (ii) specifically identifies the term amended; and (iii) is signed by duly authorized representatives of Seller and Buyer.

XVI          CONFIDENTIALITY

Except (i) as may be agreed to in writing on a case by case basis, (ii) for communications between Buyer and Orica USA, Inc., (iii) as may be necessary to perform its obligations herein, or (iv) as required by law, both Parties shall maintain in confidence a!1 information concerning costs and price to be disclosed in connection with the other's performance under this Agreement. Such information shall be disclosed to no one other than officers and other employees who need to know the same in connection with performance under this Agreement, and such officers and other employees shall be advised of the confidential nature of such information, or when disclosure is required by law. The Parties shall take all proper precautions to prevent such information from being acquired by any unauthorized person or entity.

XVII.        ARTICLE AND SECTION HEADINGS

Article and section headings are for the convenience of the Parties and are not considered parts of this Agreement, it being stipulated that any headings in conflict with the substantive provisions of this Agreement shall have no force and effect.

XVIII.       GOVERNING LAW; NO JURY TRIAL

The Agreement and its execution, performance, interpretation, construction and enforcement shall be governed by the law, both procedural and substantive, of the State of

Kansas, without regard to its conflicts of law rules. No course of dealing, course of performance, or usage of trade shall be considered in the interpretation or enforcement of this Agreement. Any action or proceeding between Seller and Buyer relating to this Agreement shall be commenced and maintained exclusively in the State of Kansas or in the Federal courts governing Kansas, and each Party submits itself unconditionally and irrevocably to the personal jurisdiction of such courts. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR PROCEEDING RELATING TO THIS AGREEMENT.

XIX.          SEVERABILITY

The provisions of this Agreement are severable and, if any provisions are determined to be void or unenforceable in whole or in part, the remaining provisions shall remain unaffected and shall be binding and enforceable in accordance with the terms hereof.

XX.           MISCELLANEOUS

A.	Additional Rules of Interpretation and Construction.

1.
      No Construction Against Draftsman. No implications or inferences shall be drawn from the deletion of or addition to the terms of previous drafts of this Agreement. Seller and Buyer acknowledge that each has had the opportunity to participate in the preparation of this Agreement and, therefore, in the event of any ambiguity in, or controversy with respect to the meaning of, any term or provision contained in this Agreement, no presumption or inference shall be drawn against any Party in the interpretation of this Agreement by reason of the participation by such Party or its attorneys in the preparation of this Agreement.

2.	Gender. Words of any gender in this Agreement shall include the other gender, and words in the singular number shall include the plural, when the context requires.

3.
      Days. The term "days", as used herein, shall mean actual days occurring, including, Saturdays, Sundays and national holidays. The term "business days" shall mean days other than Saturdays, Sundays and national holidays.

4.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which executed counterparts together shall constitute one agreement.

B.	Binding Effect. Without limitation of the foregoing, this Agreement shall inure to the benefit of and be binding upon Seller and Buyer, including their respective successors and assigns.

C.
Brokers. Any commissions, fees and expenses in connection with any broker or agent retained by Seller shall be the sole responsibility of Seller. Any commissions, fees and expenses in connection with any broker or agent retained by Buyer shall be the sole responsibility of Buyer.

D.
Independent Contractors. Seller and Buyer are independent contractors only and are not partners, master/servant, principaUagent or involved herein as parties to any other similar legal relationship with respect to the transactions contemplated under this Agreement or otherwise, and no fiduciary, trust, or advisor relationship, nor any other relationship imposing vicarious liability shall exist between the parties under this Agreement or otherwise at law.

E.
No Third Party Beneficiaries. This Agreement is solely for the benefit of, and shall inure to the benefit of, Buyer and Seller, and shall not otherwise be deemed to confer upon or give to any third party any right, claim, cause of action or other interest herein.

F.
Survival of Terms and Conditions. This Agreement, and all covenants, promises, agreements, conditions, warranties, representations and understandings contained herein, or contained in any modification, change or amendment of this Agreement pursuant to Article XV hereof, shall survive the termination or expiration of the term of this Agreement for purposes of enforcement of rights occurring prior to such termination or expiration.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective on the Effective Date by their respective officers thereunto duly authorized.

KOCH NITROGEN INTERNATIONAL SÀRL

By:  _____________________________

Title: ____________________________

EL DORADO CHEMICAL COMPANY

By: /s/ Tony M. Shelby

Title: Vice President

EXHIBIT 1

Examples of how the ***** is calculated in Article I, Section G is as follows:

FMB Weekly Fertilizer Report

	Fertecon Ammonia Report		FMB Weekly Fertilizer Report

		*****	*****
Publication Date	*****	*****	*****
December 4, 2003	*****	*****	*****	*****
December 11, 2003	*****	*****	*****	*****
December 18, 2003	*****	*****	*****	*****
December 25, 2003	*****		*****

Delivery Dates	Publication Date Used	*****
December 1 to 7, 2003	December 4, 2003	*****
December 8 to 14, 2003	December 11, 2003	*****
December 15 to 21, 2003	December 18, 2003	*****
December 22 to 28, 2003	December 18, 2003	*****

All prices in the above example are stated as a dollar ($) per metric ton price.

*****  INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.
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